UNITED STATES	OMB APPROVAL
SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 FORM 8-K	OMB Number: 3235-0060 Expires: March 31, 2018 Estimated average burden hours per response...............5.71

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 27, 2017

MAJOR LEAGUE FOOTBALL INC
(Exact name of registrant as specified in its charter)

Delaware	00-51132	20-1568059
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6230 University Parkway, Suite 301, Lakewood Ranch, FL	34240
(Address of principal executive offices)	(Zip Code)

Registrant’s Phone Number, including area code: (774) 213-1995

_____________________________________________

Former name or former address, if changed since last report.)

N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Items 1.02 Termination of a Material Definitive Agreement

A.	Termination of Existing Lease by Eviction - On August 28, 2017, MLFB served with a Motion for Final Judgment as to Count 1 Possession. MLFB and landlord have stipulated to a voluntary surrender of lease within 30 days. MLFB has agreed to pay back rent of $75,000. New space at 6311 Atrium Drive Lakewood Ranch FL 34202 is in final lease negotiations on much more favorable terms and is available for occupancy by MLFB on September 30, 2017. A copy of the Motion is attached as Exh. 99.05.

B.	On August 28, 2017 MLFB notified of the Termination of MLFB Logo, Serial No. 86/368,595 for failure to pay past due filing fees. MLFB has a new logo that will be filed within the next week.

Exhibit

Exhibit No.	Description

99.05	Motion for Final Judgment as to Count 1, Possession

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAJOR LEAGUE FOOTBALL , INC.

By:	/s/ Jerry C. Craig
President and CEO

Dated: August 30, 2017

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